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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 14, 2005


                          Henry Bros. Electronics, Inc.
             (Exact Name of Registrant as Specified in its Charter)

              Delaware                           005-62411                         22-3690168
    (State or other Jurisdiction         (Commission File Number)               (I.R.S. Employer
         of Incorporation)                                                     Identification No.)

             280 Midland Avenue, Saddle Brook, New Jersey                             07663
               (Address of Principal Executive Offices)                            (Zip Code)

       Registrant's telephone number, including area code: (201) 794-6500


                                       n/a
          (Former name or former address, if changed from last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers

     On December 14, 2005, James Power was elected to serve as a member of the Board of Directors of Henry Bros. Electronics, Inc. (the "Company").

     Mr. Power is President of J.W. Power & Associates with over 30 years of experience in the safety and security, and the on-line computer systems sectors. He has worked on various projects for both private industry groups and the government. His experience covers industrial relations, business and financial planning, marketing, systems planning and development, project management, and Fortune 100 corporate management. Mr. Power is the Chairman of the Board of Axium Technologies and serves on the Board of Directors of MDI Security Systems.

     Mr. Power previously served as Chairman of the Board of RF Logics, ID Teck, and InfoGraphic Systems Corp., manufacturers of a complete line of proximity and smart card readers.

Item 9.01   Financial Statements and Exhibits

      (c)   Exhibits

     99.1 Press Release dated December 16, 2005, announcing the election of James Power to serve as a member of the Company's Board of Directors.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Henry Bros. Electronics, Inc.
                                       (Registrant)

Date:  December 20, 2005               By:  /s/ Philip A. Timpanaro
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                                            Philip A. Timpanaro
                                            Chief Financial Officer



                                  EXHIBIT INDEX

         99.1   Press Release dated December 16, 2005